Exhibit 10.9.1

AMENDMENT TO

MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT TO MANAGEMENT SERVICES AGREEMENT, dated as of March 5, 2005 (this “Amendment”), is entered into by and between FREIGHTCAR AMERICA, INC. (formerly known as Rabbit Hill Holdings, Inc.), a Delaware corporation (the “Company”), and JOHN HANCOCK LIFE INSURANCE COMPANY (formerly known as John Hancock Mutual Life Insurance Company), a Massachusetts life insurance company (“John Hancock”).

RECITALS:

WHEREAS, the Company and John Hancock are parties to that certain Management Services Agreement, dated as of June 3, 1999 (the “Agreement”); and

WHEREAS, the Company and John Hancock desire to amend certain provisions in the Agreement relating to the termination of the Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2. Amendment. The Agreement is hereby amended by replacing Section 6 of the Agreement in its entirety to read as follows:

“Section 4. Termination. This Agreement may be terminated by John Hancock at any time by written notice to the Company. In addition, this Agreement will terminate automatically upon the termination of John Hancock’s right to appoint a member of the Company’s board of directors (the “Termination of Designation Right”); provided, however, that if an initial public offering of the Company’s common stock (the “IPO”) shall have occurred prior to the Termination of Designation Right, this Agreement shall terminate automatically upon the payment of a termination fee of $50,000 to John Hancock, which amount shall be payable promptly following the completion of the IPO. The provisions of Sections 3 and 4 shall survive any termination of this Agreement.”

3. No Further Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect. Each party agrees to be bound by all of the terms of the Agreement, as amended hereby.

4. Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FREIGHTCAR AMERICA, INC.

By:	/s/ Kevin P. Bagby
Name:	Kevin P. Bagby
Title:	Chief Financial Officer

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Scott A. McFetridge
Name:	Scott A. McFetridge
Title:	Managing Director